Exhibit 99.1

Frank’s International N.V.
10260 Westheimer Rd, Suite 700
Houston, Texas 77042

PRESS RELEASE

FRANK’S INTERNATIONAL N.V. ANNOUNCES
FIRST QUARTER 2016 RESULTS

•	First quarter revenue of $153 million and adjusted EBITDA of $32 million

•	First quarter free cash flow of $38 million, ending cash and investments of $609 million

•	Revised estimated annualized savings from cost reducing initiatives of more than $75 million up from $60 million annualized

•	Announces Board of Directors approval of $150 million share repurchase program

April 27, 2016 - Houston, Texas - Frank’s International N.V. (NYSE: FI) (the “Company” or “Frank’s”) today reported revenues of $153 million, and a net loss from continuing operations of $1 million for the three months ended March 31, 2016. Adjusted EBITDA for the quarter was $32 million or 21% of revenue.

“In the face of strong headwinds and market deterioration not seen in our industry in decades, Frank’s was able to deliver positive free cash flow and maintain market share in our tubular running services segments during the first quarter of 2016,” said Gary Luquette, the Company’s President and Chief Executive Officer.

“While we do not anticipate significant improvement to activity or pricing of our services in the near term, we do plan to take advantage of our strong balance sheet to maintain our dividend, compete for market share and position Frank’s organizationally and operationally for scalable and sustainable growth when drilling and completion activity growth resumes.”

First Quarter 2016 Results

•	Revenue was $153 million, down 45% compared to the first quarter of 2015, and down 24% compared to the fourth quarter of 2015

◦	International Services revenue was $83 million, down 33% compared to the first quarter of 2015, and down 10% sequentially

◦	U.S. Services revenue was $49 million, down 55% compared to the first quarter of 2015, and down 24% sequentially

◦	Tubular Sales revenue was $22 million, down 51% compared to the first quarter of 2015, and down 53% sequentially

•	Net loss from continuing operations was $2 million and net loss attributable to common shareholders was $1 million, or $0.00 per share.

•	Adjusted EBITDA totaled $32 million with an adjusted EBITDA margin of 21%

•	Free cash flow of $38 million, or 25% of revenue

Adjusted EBITDA, adjusted EBITDA margin, segment adjusted EBITDA and free cash flow, which are financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), are defined and reconciled to their most directly comparable GAAP financial measures below. Please see “Use of Non-GAAP Financial Measures” and the reconciliations to the nearest comparable GAAP measures.

Segment Results

International Services
International Services revenue from external sales was $83.1 million in the first quarter of 2016, down 33.1% compared to the first quarter of 2015, and down 9.9% compared to the fourth quarter of 2015. Year-over-year results were negatively impacted by the dramatic decrease in drilling and completion activity across our international operating areas due to the depressed commodity price environment. Sequential results were impacted by delays in the commencement of certain projects in the Middle East and suspensions and cancellations across the Latin America region.

Segment adjusted EBITDA for the first quarter of 2016 of $31.4 million, or 37.8% of revenue, was down 40.0% compared to the first quarter of 2015, and down 12.2% compared to the fourth quarter of 2015. Adjusted EBITDA was impacted by year-over-year revenue decreases due to lower activity, primarily in the West Africa region, and sequential revenue declines for the reasons referenced above, partially offset by cost reductions.

U.S. Services
U.S. Services revenue from external sales was $48.8 million in the first quarter of 2016, down 55.4% compared to the first quarter of 2015, and down 24.2% compared to the fourth quarter of 2015.

For the first quarter, onshore revenue within the U.S. Services segment of $10.7 million was down 69.4% compared to the first quarter of 2015, and down 41.2% compared to the fourth quarter of 2015. Sequential revenue declines were comparable to the 42.7% decline in the U.S. onshore drilled well count for the same period, partially offset by cost savings related to a reduced workforce and further consolidation of U.S. onshore base locations.

Offshore revenue within the U.S. Services segment of $38.1 million for the first quarter was down 48.8% compared to the first quarter of 2015, and down 17.5% compared to the fourth quarter of 2015. Revenue decreased year-over-year and sequentially due to decreased activity from project cancellations and further price concessions to customers.

Segment adjusted EBITDA for the first quarter of $0.7 million, or 1.5% of revenue, was down 98.4% compared to the first quarter of 2015, and down 94.9% compared to the fourth quarter of 2015. Adjusted EBITDA and adjusted EBITDA margin were lower due to a $3.3 million adjusted EBITDA loss from the onshore business and higher corporate expense related to third party professional and consulting fees.

Tubular Sales
Tubular Sales revenue was $21.6 million in the first quarter of 2016, down 50.8% compared to the first quarter of 2015, and down 53.4% compared to the fourth quarter of 2015. Revenue experienced declines from lower volumes due to weak international sales and decreased deepwater fabrication revenue.

Segment adjusted EBITDA for the first quarter was a loss of $0.4 million. Adjusted EBITDA and adjusted EBTIDA margin were negatively impacted by overhead costs associated with the Company’s manufacturing division included in the Tubular Sales results.

Capital Expenditures and Balance Sheet

Capital expenditures were $8.3 million for the first quarter of 2016. The Company’s consolidated cash balance at March 31, 2016 was $608.8 million compared to $602.4 million at December 31, 2015. As of March 31, 2016, there was $95 million of unused capacity under the Company’s $100.0 million credit facility, net of outstanding letters of credit.

Dividends and Share Repurchase Program

The Company expects that its Board of Managing Directors (the “Management Board”), with the approval from the Board of Supervisory Directors of the Company (the “Supervisory Board”, and jointly with the Management Board, the “Boards”) will, at the next scheduled meeting of the Supervisory Board on May 20, 2016, declare a cash dividend of $0.15 per share (subject to applicable Dutch dividend withholding tax) to all common stockholders of record as of June 3, 2016, and with a payment date on June 17, 2016, as part of its regular quarterly cash dividend program. As customary, any declaration and payment of dividends are subject to the determination by the Boards and no assurances can be given that any such dividend will be declared as expected.

Additionally, the Board of Directors approved a new program to repurchase up to $150 million of shares of the Company’s common stock from time to time. Repurchases under the Company’s new program will be made at prevailing prices on the open market or in privately negotiated transactions as permitted by securities laws, subject to market conditions, applicable legal requirements, and other relevant factors. The timing and amount of any shares repurchased will be determined by the Company’s management. This share repurchase plan does not obligate the Company to acquire any particular amount of common stock, and it may be suspended or discontinued at any time at the Company’s discretion.

Conference Call

The Company will host a conference call to discuss first quarter results on Wednesday, April 27, 2016 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Participants may join the conference call by dialing (888) 771-4371 or (847) 585-4405. The conference access code is 42225367. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.franksinternational.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will remain available for seven days. It can be accessed by dialing (888) 843-7419 or (630) 652-3042. The conference call replay access code is 42225367. The replay will also be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and will remain available for approximately 90 days.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company’s future business strategy and prospects for growth, cash flows and liquidity, financial strategy, budget, projections and operating results, the amount, nature and timing of capital expenditures, the availability and terms of capital, the level of activity in the oil and gas industry, volatility of oil and gas prices, which have declined significantly, unique risks associated with offshore operations, political, economic and regulatory uncertainties in international operations, the ability to develop new technologies and products, the ability to protect intellectual property rights, the ability to employ and retain skilled and qualified workers, the level of competition in the Company’s industry and other guidance. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the “Risk Factors” section of the

Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that has been filed with the SEC and in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 that will be filed with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

About Frank’s International

Frank’s International N.V. is a global oil services company that provides a broad and comprehensive range of highly engineered tubular services to leading exploration and production companies in both offshore and onshore environments, with a focus on complex and technically demanding wells. Founded in 1938, Frank’s has approximately 3,600 employees and provides services in over 60 countries on six continents. The Company’s common stock is traded on the NYSE under the symbol “FI.” Additional information is available on the Company’s website, www.franksinternational.com.

Use of Non-GAAP Financial Measures

This press release and the accompanying schedules include the non-GAAP financial measures of free cash flow, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin, which may be used periodically by management when discussing the Company’s financial results with investors and analysts. The accompanying schedules of this press release provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Free cash flow, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin are presented because management believes these metrics provide additional information relative to the performance of the Company’s business. These metrics are commonly employed by financial analysts and investors to evaluate the operating and financial performance of the Company from period to period and to compare it with the performance of other publicly traded companies within the industry. You should not consider free cash flow, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Because free cash flow, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin may be defined differently by other companies in the Company’s industry, the Company’s presentation of free cash flow, Adjusted EBITDA, segment Adjusted EBITDA, and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The Company defines free cash flow as net cash provided by operating activities less capital expenditures. The Company defines Adjusted EBITDA as income from continuing operations before net interest income or expense, depreciation and amortization, income tax benefit or expense, asset impairments, gain or loss on sale of assets, foreign currency gain or loss, stock-based compensation, unrealized and realized gains (losses) and other non-cash adjustments and unusual charges. The Company uses free cash flow and Adjusted EBITDA to assess its financial performance because it allows the Company to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of the Company’s management team (such as income tax rates). The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue.

Please see the accompanying financial tables for a reconciliation of these non-GAAP measures to their most directly comparable GAAP measures.

Contacts:
Blake Holcomb - Director, Investor Relations
blake.holcomb@franksintl.com
713-231-2463

Karen Allen - Director, Communications and External Affairs
karen.allen@franksintl.com
713-358-7325

FRANK'S INTERNATIONAL N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Revenues:
Equipment rentals and services	$131,257	$156,012	$232,405
Products	22,229	46,964	45,032
Total revenue	153,486	202,976	277,437

Operating expenses:
Cost of revenues, exclusive of
depreciation and amortization
Equipment rentals and services	55,801	61,792	93,600
Products	12,329	23,837	22,847
General and administrative expenses	58,952	60,155	69,797
Depreciation and amortization	29,450	28,219	24,001
Severance and other charges	606	21,276	11,973
(Gain) loss on sale of assets	(770)	(517)	184
Operating income (loss)	(2,882)	8,214	55,035

Other income (expense):
Other income (expense)	(497)	2,815	1,087
Interest income (expense), net	206	191	8
Foreign currency gain (loss)	(41)	205	1,533
Total other income (expense)	(332)	3,211	2,628

Income (loss) before income tax expense (benefit)	(3,214)	11,425	57,663
Income tax expense (benefit)	(806)	4,657	11,262
Net income (loss)	(2,408)	6,768	46,401
Net income (loss) attributable to
noncontrolling interest	(1,636)	(668)	12,122
Net income (loss) attributable to
Frank's International N.V.	$(772)	$7,436	$34,279

Earnings per common share:
Basic	$—	$0.05	$0.22
Diluted	$—	$0.04	$0.21

Weighted average common shares outstanding:
Basic	155,244	155,137	154,329
Diluted	155,244	209,468	208,479

FRANK'S INTERNATIONAL N.V.
SELECTED OPERATING SEGMENT DATA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Revenue
International Services	$83,063	$92,189	$124,201
U.S. Services	48,779	64,317	109,286
Tubular Sales	21,644	46,470	43,950
Total Revenue	$153,486	$202,976	$277,437

Segment Adjusted EBITDA:
International Services	$31,379	$35,723	$52,285
U.S. Services	715	14,104	44,893
Tubular Sales	(446)	13,917	3,119
Total	31,648	63,744	100,297
Corporate and other	21	59	(7)
Total Adjusted EBITDA	$31,669	$63,803	$100,290

FRANK'S INTERNATIONAL N.V
SELECTED BALANCE SHEET AND CASH FLOW DATA
(In thousands)
(Unaudited)

	March 31,	December 31,
	2016	2015
Cash and cash equivalents	$608,798	$602,359
Working capital	823,496	834,110
Property, plant and equipment, net	605,884	624,959
Total assets	1,677,834	1,726,838
Total debt	4,636	7,321
Series A preferred stock	705	705
Total stockholders' equity	1,193,369	1,211,299
Noncontrolling interest	234,202	240,127
Total equity	1,427,571	1,451,426

	Three Months Ended
	March 31,
	2016	2015

Net cash provided by operating activities	$46,163	$100,129
Net cash used in investing activities	(7,823)	(43,795)
Net cash used in financing activities	(31,194)	(44,187)
	7,146	12,147
Effect of exchange rate changes on cash activities	(707)	(3,059)
Increase in cash and cash equivalents	$6,439	$9,088

Capital expenditures	$8,268	$43,871

FRANK'S INTERNATIONAL N.V.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
($ in thousands)
(Unaudited)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN RECONCILIATION

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Revenues	$153,486	$202,976	$277,437

Income (loss) from continuing operations	$(2,408)	$6,768	$46,401
Interest (income) expense, net	(206)	(191)	(8)
Income tax expense (benefit)	(806)	4,657	11,262
Depreciation and amortization	29,450	28,219	24,001
(Gain) loss on sale of assets	(770)	(517)	184
Foreign currency (gain) loss	41	(205)	(1,533)
Stock-based compensation expense	4,104	3,796	8,010
Severance and other charges	606	21,276	11,973
Unrealized and realized (gains) losses	1,658	—	—
Adjusted EBITDA	$31,669	$63,803	$100,290

Adjusted EBITDA margin	20.6%	31.4%	36.1%

SEGMENT ADJUSTED EBITDA RECONCILIATION

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Segment Adjusted EBITDA:
International Services	$31,379	$35,723	$52,285
U.S. Services	715	14,104	44,893
Tubular Sales	(446)	13,917	3,119
Total	31,648	63,744	100,297
Corporate and other	21	59	(7)
Adjusted EBITDA Total	31,669	63,803	100,290
Interest income (expense), net	206	191	8
Income tax (expense) benefit	806	(4,657)	(11,262)
Depreciation and amortization	(29,450)	(28,219)	(24,001)
Gain (loss) on sale of assets	770	517	(184)
Foreign currency gain (loss)	(41)	205	1,533
Stock-based compensation expense	(4,104)	(3,796)	(8,010)
Severance and other charges	(606)	(21,276)	(11,973)
Unrealized and realized gains (losses)	(1,658)	—	—
Income (loss) from continuing operations	$(2,408)	$6,768	$46,401

FREE CASH FLOW RECONCILIATION

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Net cash provided by operating activities	$46,163	$132,371	$100,129
Less: Capital expenditures	8,268	11,427	43,871
Free cash flow	$37,895	$120,944	$56,258

FRANK'S INTERNATIONAL N.V.
EARNINGS PER SHARE CALCULATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Numerator - Basic
Income (loss) from continuing operations	$(2,408)	$6,768	$46,401
Less: Net (income) loss attributable to
noncontrolling interest	1,636	668	(12,122)
Net income (loss) available to
common shareholders	$(772)	$7,436	$34,279

Numerator - Diluted
Income (loss) from continuing operations
attributable to common shareholders	$(772)	$7,436	$34,279
Add: Net income attributable to
noncontrolling interest (1) (2)	—	1,271	9,938
Dilutive net income (loss) available to
common shareholders	$(772)	$8,707	$44,217

Denominator
Basic weighted average common shares	155,244	155,137	154,329
Exchange of noncontrolling interest for common stock (2)	—	52,976	52,976
Restricted stock units (2)	—	1,351	1,173
Stock to be issued pursuant to employee stock purchase plan	—	4	1
Diluted weighted average common shares	155,244	209,468	208,479

Earnings per common share:
Basic	$—	$0.05	$0.22
Diluted	$—	$0.04	$0.21

(1)	Adjusted for the additional tax expense (benefit) upon the assumed conversion of the Preferred Stock	$—	$(1,939)	$2,184
(2)
Approximately 54.4 million shares of potentially convertible preferred stock to common stock and unvested restricted stock units have been excluded from the computation of diluted earnings per share as the effect would be anti-dilutive when the results from operations are at a net loss.